EXHIBIT 23

                  INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Registration Statement of VersaTech, Inc. on Form S-8 of the report of Crouch Bierwolf & Chisholm dated February 11, 2000 which was included in VersaTech's Form 10-KSB for the year ending
December 31, 1999.

/s/ CHISHOLM & ASSOCIATES
by Todd Chisholm

North Salt Lake, Utah
June 30, 2000